UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Image Entertainment, Inc.
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Image Entertainment, Inc. Presentation to ISS September 26, 2006

Safe Harbor During the course of this presentation, we may provide forward-looking statements regarding Image Entertainment’s financial results, products and other business developments that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. The forward-looking statements made in this presentation are based on information known to us today and, unless otherwise required by law, we do not undertake any obligation to update them. We refer you to Image’s periodic filings with the Securities and Exchange Commission, including our most recent Forms 10-K and 10-Q. These documents identify important risk factors that could cause actual results to differ materially from those contained in our projections and other forward-looking statements.

Introduction In Attendance today: Martin W. Greenwald (Chairman and CEO - Image) Jeff M. Framer (Chief Financial Officer - Image) Trevenen Huxley (Board Member) Ira S. Epstein (Chairman of Image’s Special Committee) John Chachas (Managing Director, Lazard Freres & Co. – Financial Advisor to the Special Committee) John C. Kirkland (Greenberg Traurig LLP – General outside counsel)

Image Business Summary Exceptionally strong expanding library of proprietary content Exclusive North American distribution rights to over 3,000 DVD titles to over 200 active CD titles Exclusive digital distribution rights to over 1,500 video programs to over 150 full audio programs containing over 2,500 tracks Worldwide distribution rights to over 400 DVD titles Only self-distributed independent with revenues in excess of $100MM generated by exclusive content Direct selling and distribution relationships with top “brick and mortar” retailers, Internet retailers, wholesale distributors and merchandisers A Leading Independent Licensee, Producer and Distributor of Exclusive Home Entertainment Content

Program Acquisition & Production Strategy Acquire and Produce Proprietary Programming for Exclusive Distribution Through Multiple Channels and Platforms Worldwide rights All current and future format technologies Multiple revenue streams (DVD/CD, digital, theatrical, broadcast, etc.) Longest distribution term available Strong gross margins indicative of exclusively distributed content (generally 20% – 50%)

Programming Examples Recognized as a leading independent aggregator of music event programming Produce or acquire long form music concerts that can provide multiple revenue streams Recognized as a leading independent aggregator of comedy event programming Produce or acquire comedy events that can provide multiple revenue streams

The Criterion Collection My Own Private Idaho Seven Samurai The Man Who Fell To Earth Fear and Loathing In Las Vegas Ran Arguably the most well known and respected producer of special editions of many of the greatest films from around the world Programming Examples

Direct Relationships with Major Retailers

Worldwide Digital Content Licensing and Distribution Exploit Image’s growing library of exclusive audio and video digital rights Internet video and music download and subscription Mobile phone and portable devices Manage digital-delivery technical requirements for multiple distribution platforms Establish and manage new direct retail relationships Cross-promote digital and DVD within Image’s library Provide content owners and retailers a single distribution solution for all formats

Video and Audio Content Streaming, Downloading and Video on Demand Digital Video Library Includes Content from All Genres More than 50 New Video Titles Added each Quarter 12 to 18 New Digital Audio Releases each Quarter New Retail Base Digital Library Digital Library Video Examples Audio Examples

Proxy Fight Factors Hostile Takeover Attempt By Lions Gate Entertainment Corp. Image’s Direct Competitor “Dissident Shareholder” “Spurned Suitor”

Key Factors to Consider About the Dissident’s Motives Lions Gate and one of it’s nominees are competitors of Image Serious conflicts of interest Image’s #1 competitor when seeking non-theatrical content Motives for seeking to replace the Board should be questioned Dissident Attacks Dissemination of incomplete and misleading information Negatively impacts our competitiveness in the marketplace Therefore benefiting competitor Lions Gate Detriment to Image’s other shareholders Acts to discourage other suitors Independent Special Committee’s ongoing analysis of strategic alternatives Maximize value for all of our shareholders Not to placate a single impatient dissident

Lions Gate and its Nominees Are Competitors of Image with Serious Conflicts of Interest Lions Gate proposed slate of paid nominees Can a Board chosen by a bidder truly act independently in a fair sale/merger process? Can a Board chosen by a competitor act independently in a fair sale/merger process? May be predisposed to defer to Lions Gate Dissident nominees have no home video distribution expertise D. Bristow is an economist with a management background in pharmaceuticals, medical devices and diagnostics J. Kiener is a private investor and has managed the television and magazine businesses of Gemstar-TV Guide B. Perlstein heads SDI Media which provides foreign language subtitling and dubbing services J. Incandela is the head of Cross Country, a provider of roadside services for the automobile industry J. Crosby continues to head CinemaStar Luxury Theaters, a once public but later bankrupt and delisted movie theater chain which continues as a private company following bankruptcy E. Huguez is a sales and marketing executive for a cable channel, an affiliate of another major competitor, independent DVD supplier Anchor Bay Entertainment Tangential “entertainment” experience unrelated to Image’s core business Calls into question ability to understand company, its business, and its value

Creation of Independent Special Committee to Oversee Evaluation Process Lions Gate Allegation: “Image’s entrenched, conflicted Board refuses to seriously explore strategic alternatives to maximize shareholder value - ignoring a premium $4.00 per share offer” Facts: August 30, 2005 – Image receives an unsolicited proposal from Lions Gate September 9, 2005 - Image’s Board of Directors appoints an independent Special Committee to thoroughly analyze and evaluate September 13, 2005 – Lions Gate publicly discloses its 19% ownership and $4 offer September 16, 2005 – Special Committee engages a leading entertainment industry financial and strategic advisory firm The Salter Group October 31, 2005 – Following Salter Group’s analysis, Special Committee rejects Lions Gate’s offer as grossly inadequate April 4, 2006 – Special Committee retains investment bank Lazard Freres & Co. Sole financial and strategic advisor Thorough, detailed process Reporting directly to Special Committee Lions Gate never makes offer higher than inadequate $4.00 bid Last offer was “non-binding”

Special Committee of Independent Directors Lions Gate Allegations: “Image’s supposedly ‘independent’ directors are in fact unable to act in the best interest of all stockholders.” Five out of seven Image directors have “certain relationships and related transactions with Image…. They work at companies that are paid directly by Image for consulting services or have significant business ties to the company” Facts: Special Committee is comprised entirely of three independent directors Do not directly, or indirectly, accept any compensatory fee from Image, other than for Board and committee service Ira S. Epstein True “of counsel” with Greenberg Traurig, LLP Not an employee or shareholder of the law firm Receives no compensation from legal fees Image pays to the law firm Compensation tied solely to fees from his own clients, not from Image Law firm’s relationship with Image pre-dates Epstein’s relationship with firm Robert J. McCloskey Former executive of home entertainment distribution subsidiary of Standard Broadcasting Retired and is no longer affiliated with Standard Broadcasting Gary Haber 30-year entertainment industry CPA, financial and business manager Roster of top internationally-recognized artists

Lions Gate is Attempting to Steal Image Without Raising its Inadequate Bid Rather than raising its inadequate bid, Lions Gate instead Sued Image Launched hostile takeover attempt Lions Gate repeated same $4.00 proposal on July 5, 2006 Mere “non-binding indication of interest” Lazard responded same day by phone, followed by “in person” meeting Proposal expired by its own terms shortly after it was made Lions Gate has never made any higher offer for Image Efforts to forcefully acquire company at inadequate price hurts all other stockholders who want and deserve a fair price

Image’s Board Has Delivered Significant Shareholder Value During Difficult Period in Home Video Marketplace Lions Gate Allegations: Image has an “undisciplined rollup strategy” and “consistently overpays and enters into unfavorable partnership agreements for often questionable content” Facts: Home Vision Entertainment and The Criterion Collection Value-maximizing strategic transactions The Criterion Collection is world’s premier producer of “Special Edition” DVD programming 30% of our consolidated net revenues last quarter Incremental net revenues of $29 million to date Contributed to record revenues in last holiday selling season Hypocrisy Why seek to acquire a company that “enters into unfavorable partnership agreements for often questionable content” (their words)? Credibility and motives should be questioned

Image’s Board Has Delivered Significant Shareholder Value During Difficult Period in Home Video Marketplace, continued Lions Gate Allegations: Image has had “wasteful spending on film production” in a “desperate attempt to find growth” Facts: Partnerships with established brands Well-known experienced Hollywood producers Creating proprietary entertainment content to grow revenues and provide Image with copyright ownership share By leveraging known brands and the film production expertise of its partners, Image limits its risk and produces genre-specific content, not dissimilar to Lion’s Gate’s beginnings These titles will be distributed by Image to its established retail customer base 8 films completed to date, 2 in pre- and post-production Interest from theatrical community looking to acquire them Will begin releasing these films in second half of this fiscal year Image has an excellent track record of co-producing comedy specials, music concerts and urban documentaries. Co-production of low-budget genre movies with experienced partners was the logical next step to grow Image’s library of exclusive content.

The Exclusive Distribution Agreement with Relativity Media is a Value-Maximizing Strategic Transaction Lions Gate Allegations: “The Relativity deal further entrench management, dilute stockholders and create significant risks” Facts: This deal is a result of Image’s search for strategic alternatives Potential “corporate life changing” transaction Opportunity to distribute major theatrical motion pictures on DVD and digital formats Image will become direct competitor of Lions Gate Only other major independent exclusively distributing major films on DVD Leverage that attracted the deal Management’s extensive contacts Long-standing superior reputation within the home video industry Self distribution direct to retailers Projected to add hundreds of millions of dollars in revenues Agreement financially incentivizes Relativity to deliver as many titles as quickly as possible Agreement aligns Relativity’s interests with all other shareholders Shareholders other than Lions Gate have expressed support and excitement about the substantial potential benefits of the deal

The Exclusive Distribution Agreement with Relativity Media is a Value-Maximizing Strategic Transaction, continued Lions Gate’s proposal to acquire Image was at a price that was rejected as grossly inadequate by the Special Committee prior to the Relativity transaction Relativity’s expected delivery of major studio-caliber titles to Image for DVD and digital distribution, without requiring Image to pay up front royalties, will increase shareholder value as titles are named, delivered and distributed As a direct competitor of Image, Lions Gate undoubtedly desires the Relativity titles to be delivered to itself as an unforecasted benefit of an acquisition Further hypocrisy On one hand Lions Gate has belittled the potential impact to Image of the Relativity deal, yet on the other hand it was recently reported that Lions Gate will distribute Relativity remake of the western “3:10 to Yuma” Reported Lions Gate will spend a minimum of $30 million on prints and advertising, when it generally spends $15 to $20 million Credibility and motives should be questioned

The Recent $17 Million Convertible Debt Financing Strengthened Image’s Balance Sheet and Image Lions Gate Allegations: “Image’s convertible debt transaction further entrench management, dilute shareholders and create significant risks” Facts: Notwithstanding Lion Gate’s attacks, Image was able to successfully obtain favorable financing Capital requirements of running a public company in an extremely competitive industry Raised needed capital to provide financial ability to compete for the best available exclusive entertainment content In many cases we are in direct competition with Lions Gate for these titles The lender valued its conversion rights at $4.25 per share after giving full effect to its rights and the Relativity transaction 20% above Image’s trading price Above the most recent Lions Gate “proposal” Lender is a resource for future short-term, non-equity financing related to upfront marketing dollars on Relativity DVD releases

Response to Lions Gate Attacks Lions Gate Allegations: Image has “weak inventory management” and “Image’s lack of a vendor managed inventory system has seriously hindered its ability to meet customer needs. Their efforts to develop such a system have failed. Image has been forced to write-off almost $250,000 for software development over the past two years.” Facts: Image’s VMI system Is live and working Has met every customer deadline Has met all customer inventory requirements Has provided Image with a substantial competitive advantage Disclosure in Form 10-K Image recorded an asset impairment charge of $248,000. This charge was attributable to royalty software (completely unrelated to VMI) when it chose to move to a more robust royalty software platform. Motives to mislead stockholders and customers must be questioned Falsely claiming Image has no VMI system Linking unrelated royalty software impairment charge to Image’s successful VMI system False information from a direct competitor Undermines Image’s ability as a distributor to attract exclusive content from suppliers

Response to Lions Gate Attacks, continued Lions Gate Allegations: Image has an “inability to retain talent” Image enjoyed “surprising success” when in fiscal 2005 Image sold $21 million of “Blue Collar Comedians” DVDs, but Image “failed to retain the talent as the comedians associated with those DVDs promptly left Image for other studios” Facts: In calendar 2004, Image produced stand-up comedy specials for three of the four “Blue Collar Comedians” and acquired the rights for two catalogue programs for the fourth comedian Sales of these programs exceeded Image’s expectations, which led to Image’s use of the term “surprising” in the most positive sense Image’s in-house acquisitions’ team had the foresight to have the programs created and its sales and marketing teams positioned the product for broadcast and at retail for tremendous success Three of the four comedians have not released another stand-up comedy DVD through any studio or independent since the Image productions were released The fourth comedian, Ron White, chose Image to produce and distribute both the DVD and CD of his latest stand-up DVD “You Can’t Fix Stupid” These two programs have been among our biggest sellers this year

Response to Lions Gate Attacks, continued Six of Image’s seven Board members are “independent directors” All three members of Special Committee are independent under higher Audit Committee standards David Coriat is EVP and CFO of Canada’s largest private broadcaster, Standard Broadcasting, which owns 7% of Image and just over 11% of Entertainment One (where he is also a board member), which owns a subsidiary that is Image’s Canadian DVD distributor Does not receive compensatory fees from Image, except for Board and committee service Image makes no payments to Entertainment One M. Trevenen Huxley is a leading digital media consultant and his company is a valuable resource for Image’s digital distribution subsidiary, Egami Media Payments to Thinxinc, Inc. within parameters to maintain independence Lynwood Spinks is co-managing member of Relativity Media May lose independence as Relativity begins to receive fees under agreement Does not serve on any committees Will always provide valuable experience as Image rolls out its major motion pictures Notwithstanding the blatant conflict of interest in having competitors seeking seats on Image’s Board, Lions Gate argues that having Board members affiliated with our business partners is somehow negative Having directors with some ties to the business is positive. It ensures these directors truly understand and have a broader perspective of the company whose board they serve. Our Board is composed of leading industry veterans with direct and relevant experience. Their interests are aligned with the company and benefit all of our stockholders.

Stock Performance and Financials

Image – Two Year Monthly Stock Performance Chart LGF Pre-Offer 9/13/05 Image $3.00 LGF $10.40 Record Fiscal ’05 Performance Image High Close $6.69 Post-Offer 9/16/05 Image $4.42 LGF $10.51 One Year Later 9/20/06 Image $3.63 LGF $10.04 Image/LGF Arbitrage Period Trade History - Daily NASDAQ Online SM Sources: NASDAQ, IDC DISK - Image Entertainment Inc - Common Stock Start Date: 9/1/04 End Date: 9/19/06 Price History Volume History in Millions Trade History - Daily NASDAQ Online SM Sources: NASDAQ, IDC DISK - Image Entertainment Inc - Common Stock Start Date: 9/1/04 End Date: 9/19/06 Total Total Block Block Non-Block Non-Block Dividend High Low Close Trades Volume Trades Volume Trades Volume Indicator Summary 6.890 2.510 3.590 155,105 66,738,971 357 9,715,768 154,748 57,023,203 Average 4.198 3.996 4.098 300 129,089 1 18,793 300 110,296 9/1/04 3.890 3.710 3.850 72 16,600 0 0 72 16,600 9/2/04 3.940 3.750 3.900 83 28,400 0 0 83 28,400 9/3/04 3.900 3.800 3.850 37 11,136 0 0 37 11,136 9/7/04 3.940 3.810 3.880 157 74,312 1 15,000 156 59,312 9/8/04 3.870 3.650 3.810 119 37,030 0 0 119 37,030 9/9/04 3.810 3.600 3.800 41 18,870 0 0 41 18,870 9/10/04 3.830 3.650 3.820 159 64,607 0 0 159 64,607 9/13/04 3.810 3.710 3.750 40 11,619 0 0 40 11,619 9/14/04 3.710 3.650 3.670 57 16,200 0 0 57 16,200 9/15/04 3.750 3.610 3.660 59 18,450 0 0 59 18,450 9/16/04 3.850 3.680 3.800 116 48,885 0 0 116 48,885 9/17/04 3.810 3.740 3.800 43 16,700 0 0 43 16,700 9/20/04 3.840 3.750 3.780 38 20,070 0 0 38 20,070 9/21/04 3.860 3.700 3.800 305 74,850 0 0 305 74,850 9/22/04 3.850 3.682 3.800 85 40,300 0 0 85 40,300 9/23/04 3.820 3.790 3.820 29 20,850 0 0 29 20,850 9/24/04 3.900 3.720 3.770 104 55,140 0 0 104 55,140 9/27/04 3.950 3.750 3.800 111 71,950 0 0 111 71,950 9/28/04 3.720 3.700 3.710 5 700 0 0 5 700 9/29/04 3.900 3.780 3.900 77 154,822 3 126,000 74 28,822 9/30/04 4.150 3.700 4.140 334 234,794 2 83,070 332 151,724 10/1/04 4.400 4.160 4.230 405 155,235 0 0 405 155,235 10/4/04 4.350 4.170 4.250 255 91,330 0 0 255 91,330 10/5/04 4.460 4.250 4.420 411 88,798 0 0 411 88,798 0.00 2.00 4.00 6.00 8.00 9/01/04 11/15/04 1/31/05 4/15/05 6/29/05 9/13/05 11/25/05 2/10/06 4/27/06 7/12/06 0.0 1.0 2.0 3.0 4.0 5.0 9/01/04 11/15/04 1/31/05 4/15/05 6/29/05 9/13/05 11/25/05 2/10/06 4/27/06 7/12/06

Fiscal Years 2003-2006 Actual (ending 3/31) Fiscal 2007 Revenue Guidance Historical Net Revenues (in millions) $112-$120 est. $87 $85 $118 $112 -$10 $10 $30 $50 $70 $90 $110 $130 FY03 FY04 FY05 FY06 FY07 Net Revenues Disclosed Public Guidance

Pretax Results – Historical Fiscal 2003 to 2006 Historical Pretax Earnings (Loss) Excludes Discontinued Operations In FY03 and FY04 – DVDPlanet $1,948 ($871) $5,289 (000’s omitted) ($207) Includes approx. $1 MM net charge from Musicland Chap. 11 filing and music publishing adjustments ($1,000) $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 FY03 FY04 FY05 FY06 Pretax Earnings (Loss) - Continuing Operations

Financial Performance Over Last Six Quarters

- *Lions Gate Allegations*: "Image's financial performance has been abysmal … Over the last six quarters"
- *Facts*: See right table

Key	Quarter	Last 6 Quarters	Operating Earnings (loss) (000's Omitted)	Diluted EPS
1	Q1 FY07	6/30/06	$ (2,033)	$ (0.11)
2	Q4 FY06	3/31/06	$ (22)	$ (0.01)
3	Q3 FY06	12/31/05	$ 2,621	$ 0.11
4	Q2 FY06	9/30/05	$ (431)	$ (0.03)
5	Q1 FY06	6/30/05	$ (1,644)	$ (0.08)
6	Q4 FY05	3/31/05	$ 1,205	$ 0.05

Key – Performance Details – Positive/Negative

1. Revenues up 20% in *seasonally weak quarter* – gross margins down 4.9% (product mix) - selling expenses down 4% as % of sales – G&A up $520k from LGF related costs and temporary labor
2. Revenues up 5% - gross margins down 5.2% (product mix) – selling expenses % down 0.8% - G&A up $164k on higher LGF related costs
3. Holiday quarter record revenues up 14% to $39mm – gross margins up 3% (product mix) – selling expenses % down 1.4% – G&A up $2.2mm on Musicland $1.7mm Ch. 11 and $248k impairment charge
4. Revenues down 17% in seasonally weak quarter- margins down 0.6% – selling expenses % up 3% on lower sales – G&A up $110k on higher LGF related and legal arbitration expenses
5. Revenues down 30% in seasonally weak quarter – gross margins down 0.7% – selling expenses % up 7% on lower sales – G&A down $111k
6. Revenues up 9% - gross margins up 2.4% (product mix) – selling expense % higher (advertising) – G&A down $226k

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Proxy Contest Summary Attempt to replace the Board with their nominees Lions Gate, as a direct competitor, is attempting to acquire Image at an inadequate price, or force the sale of the company to another, potentially eliminating a competitor No assurance that once in control they could or would complete a transaction at a price benefiting shareholders Dissident nominees lack qualifications Can a Board that is nominated and paid by a direct competitor act independently? We request ISS recommend that its clients vote FOR all seven of Image Entertainment’s nominees on the White proxy card.

ADDENDUM EXAMPLES OF IMAGE EXCLUSIVE CONTENT

Recent and Upcoming Programming Examples - Audio/Video Yanni Live The Concert Event 8/06 – audio 9/19 - video Stand Up Comedy Revolver Presents The Dark Side 8/06 - audio only Heavy Metal Megadeth 3/07 - audio & video Revolver Presents The Future is Metal 8/06 - audio only Gigantour 8/06 - audio & 9/06 video No cover to date Jamie Kennedy Unwashed 6/06 - audio & video Latin Palooza 7/06 - audio & video Wanda Sykes Sick & Tired 12/06 - audio & video Paul Mooney Live 3/07 - video only No cover to date Music R. Kelly Concert Tour 3/07 - video only Urban Music No cover to date

Music Concert and Documentary DVDs Johnny Cash Anthology The Four Tops 50th Anniversary Ramones Cher Farewell Tour Selena Ray Charles 50 Years Taste of Chaos Tour Yes 9012: Live Taj Mahal in St. Lucia Gospel Songs of Bob Dylan Programming Examples

Cutting Edge Comedy Artie Lange Bill Maher Sports Steve-O Gilbert Gottfried Laird Best Motoring One Love Sting Jim Gaffigan Programming Examples

Episodic TV Twilight Zone Nowhere Man Pee-wee’s Playhouse Dick Van Dyke Show The Body El Beso Del Sueno Christian Hosoi Biopic Patlabor The Movie Anime Latin Lifestyle Bollywood Programming Examples

Programming Examples Music Related Features & Broadway Productions Hail! Hail! Rock’n’Roll Bastards of Young One For The Road Oklahoma! Urban Beef III Dark Laffapalooza History Makers

Asian Cinema Celestial/Shaw Brothers Cult Something Weird RetroMedia Programming Examples

Feature Film Production Partners • Produce Low Budget Genre Based Films (Horror/Thriller) Leverage Dark Horse Comics Brand and Relationships (Cult/Horror) No Remorse Pictures Helmed by acclaimed producer Ed Pressman (Wall Street, The Cooler, The Crow) “Sisters” (2006 Remake) Starring Chloe Sevigny and Stephen Rea (Psychological Thriller)

Primarily Acquire Finished Films for Exclusive North American Distribution Less Financial Risk (No Theatrical Commitment) Multiple Genres and Formats Feature Film Acquisitions